UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2006

AmerisourceBergen Corporation

(Exact name of Registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1300 Morris Drive Chesterbrook, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 727-7000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

AmerisourceBergen Corporation (the “Registrant”) previously reported in a Current Report on Form 8-K filed on June 8, 2006 with the SEC (the “Prior 8-K”) that the Registrant had filed a lawsuit on behalf of the long-term care business (“Long-Term Care”) of the Registrant’s PharMerica reporting segment against Beverly Enterprises, Inc. (“Beverly”) and certain of its affiliates (collectively, the “Beverly Entities”) seeking declaratory judgment and an order requiring the Beverly Entities to abide by the terms and conditions of the existing pharmacy services agreement between Long-Term Care and Beverly.

The Registrant has agreed to delay taking further steps in the lawsuit for a period of time pending negotiation by the parties of a potential agreement that would resolve the dispute and supersede the existing agreement. To assure the continuation of quality care to Beverly’s patients, the parties have agreed that they will continue to abide by the terms and conditions of the existing pharmacy services agreement while the negotiations proceed. The parties have agreed to a standstill of their respective legal positions during the negotiations and have agreed that the passage of time during these negotiations will not affect their respective legal positions should they fail to successfully negotiate an agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISOURCEBERGEN CORPORATION

Date: July 5, 2006	By:	/s/ Michael D. DiCandilo
	Name:	Michael D. DiCandilo
	Title:	Executive Vice President and Chief Financial Officer